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                                                                    EXHIBIT 10.6



                              ASSUMPTION AGREEMENT


              ASSUMPTION AGREEMENT (this "Agreement") made and entered into this 2nd day of July, 1997 by OCEAN ENERGY, INC., a Louisiana corporation ("OEI Louisiana"), in favor of OCEAN ENERGY, INC., a Delaware corporation (the "Company").

              WHEREAS, pursuant to an Indenture dated as of July 2, 1997 by and among the Company, OEI Louisiana (as Subsidiary Guarantor) and State Street Bank and Trust Company, as Trustee (the "Indenture"), the Company issued $200,000,000 of its 8 7/8% Senior Subordinated Notes due 2007 (the "Notes"); and

              WHEREAS, substantially all of the net proceeds from the issuance of the Notes are being transferred by the Company to OEI Louisiana to be used in its business;

              NOW, THEREFORE, in consideration of such transfer of net proceeds and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, OEI Louisiana hereby agrees as follows:

              1. Subject to the conditions and limitations hereinafter set forth, OEI Louisiana hereby assumes and agrees to perform, pay and discharge, as a primary obligor, all duties, obligations, debts and liabilities of the Company in respect of the $200,000,000 Notes initially issued pursuant to the Indenture (the "Assumed Obligation").

              2. Each of OEI Louisiana and the Company acknowledge and agree that (i) nothing contained in this Agreement shall modify or impair the rights and obligations of the Company under either the Notes or the Indenture,
(ii) the Company shall remain liable for all such Assumed Obligations as a co-obligor and (iii) this Agreement shall not modify or impair any obligation or rights of OEI Louisiana under any Subsidiary Guarantee (as defined in the Indenture) executed and delivered by OEI Louisiana in accordance with the Indenture.

              3. Anything in this Agreement or elsewhere to the contrary notwithstanding, in no event shall OEI Louisiana be required to assume, or be deemed to have assumed, any duties, obligations, debts or liabilities of the Company other than the Assumed Obligations.

              4. The obligations of OEI Louisiana under this Agreement are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of OEI Louisiana (including without limitation any liabilities and obligations under any Subsidiary Guarantee) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor (as such term is defined in the Indenture) in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of OEI Louisiana under this Agreement not constituting a fraudulent conveyance or fraudulent transfer.
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              5.     This Agreement shall be binding upon OEI Louisiana and its successors and assigns and inure solely to the benefit of the Company and its successors and assigns.

              6. This Agreement shall terminate, and the assumptions by OEI Louisiana of the Assumed Obligations shall cease to be effective whereupon such obligations shall remain the obligations of the Company, upon the full and final discharge or release of OEI Louisiana of its obligations under its Subsidiary Guarantee.

              7. No stockholder, officer, director or incorporator, as such, past, present or future, of the Company or of OEI Louisiana shall have any personal liability under this Agreement by reason of his or its status as such stockholder, officer, director or incorporator.

              8. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

              IN WITNESS WHEREOF, OEI Louisiana and the Company have executed this Agreement as of the date first above written.


                                                  OCEAN ENERGY, INC.,
                                                  a Louisiana corporation



                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

                                                  OCEAN ENERGY, INC.,
                                                  a Delaware corporation



                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:





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